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                                                                 EXHIBIT 10.29


                                     RESOLUTIONS
                                        OF THE
                                  BOARD OF DIRECTORS
                                          OF
                              HILTON HOTELS CORPORATION
                             AMENDING THRIFT SAVINGS PLAN


          WHEREAS, this Corporation maintains the Hilton Hotels Thrift Savings Plan (the "Plan"); and

          WHEREAS, this Board of Directors has the authority to amend the Plan; and

          WHEREAS, this Board of Directors, after discussion and deliberation, has determined that it is desirable to amend the Plan as set forth herein;

          NOW, THEREFORE, BE IT RESOLVED, that Section 5.3(b) of the Plan is amended, effective January 1, 1997, by adding the following Section 5.3(b)(iii) thereto:

               "(iii) Notwithstanding the first sentence of the first paragraph of this Section 5.3(b), a Participant who was employed by Bally Entertainment Corporation ("Bally") on or before December 31, 1997 and who became an employee of the Company upon the Company's acquisition of Bally shall become vested in his Company Contribution Account to the extent of twenty percent (20%) upon completion of one Year of Service and twenty percent (20%) for each additional Year of Service."